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                                                                    EXHIBIT 99.1

Contact:  Todd Fromer or Michael Cimini
          KCSA Worldwide
          212-682-6300

          SOURCE INTERLINK APPOINTS FIVE MEMBERS TO BOARD OF DIRECTORS

    FORMER GOVERNOR OF CALIFORNIA, GRAY DAVIS, AMONG NEW INDEPENDENT MEMBERS
                             TO JOIN COMPANY'S BOARD

BONITA SPRINGS, FL, MARCH 1, 2005 -- SOURCE INTERLINK COMPANIES, INC. (NASDAQ:SORC), today announced, that as provided in the Agreement and Plan of Merger between Source Interlink and Alliance Entertainment Corp., the following five individuals have been appointed to Source Interlink's Board of Directors:

o        Governor Gray Davis (Ret.), Of Counsel to Loeb & Loeb, Los Angeles

o        Michael R. Duckworth, Partner for The Yucaipa Companies, LLC

o        David R. Jessick, Consultant to Rite Aid Corporation

o        Gregory Mays, Consultant and Private Investor

o        Tony Schnug, Chief Executive Officer of Americold Realty Trust

Three of the five appointees, Messrs. Davis, Jessick and Mays constitute independent members of the Board, and Messrs. Jessick, Mays and Schnug will stand for election at Source Interlink's 2005 Annual Shareholder Meeting in July. Messrs. Davis and Duckworth will stand for election at Source Interlink's Annual Shareholder Meeting in 2006 and 2007, respectively. Combined with six Board members designated by Source Interlink, S. Leslie Flegel, James R. Gillis,
A. Clinton Allen, Ariel Emanuel, Allan R. Lyons and Aron S. Katzman, the Company has increased its Board of Directors to a total of 11 members.

Gray Davis is Of Counsel in the Los Angeles office of Loeb & Loeb LLP, a multi-service national law firm. He offers a unique combination of experience, insight and perspective following more than 30 years of public service. As Governor of California, Mr. Davis enacted education reforms that contributed to rising student test scores five years in a row, provided healthcare coverage for one million uninsured children, and acquired 10,000 acres of urban parkland. He continues to work for the public good by taking a leading role in the firm's pro bono activities.

Before joining Loeb & Loeb, Mr. Davis served as Governor (1998-2003), Lieutenant Governor (1995-1999), State Controller (1987-1995), State Assembly Representative for Los Angeles County (1983-1987) and Chief of Staff to Governor Edmund G. Brown, Jr. (1975-1981).



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Michael Duckworth is a partner of The Yucaipa Companies, a Los Angeles-based private investment firm specializing in acquiring and operating companies in the retail, distribution, logistics and technology areas. From 2000-2003, he was Managing Director, Investment Banking for Merrill Lynch & Co. in Los Angeles where he was responsible for all client activity including public and private debt, equity and origination and private equity fund raising as well as managing client relationships with west coast private equity firms including Texas Pacific Group, Hellman & Friedman, Leonard Green, Francisco Partners, Fremont, and others. From 1988-2000, Mr. Duckworth served as Managing Director, Financial Sponsor Coverage for Deutsche Bank Securities (formerly Bankers Trust Company). In this role, he originated senior and subordinated debt and equity financings, generated buyout ideas and solicited buy and sell side merger and acquisition assignments.

David Jessick is currently a consultant to Rite Aid Corporation where he served as a Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from 1997 to 1998, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. From 1979 to 1996, he was Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. He is currently a Director of WKI Holding Company, Inc. (Chairman of the Audit and the Compensation Committees), Pinnacle Foods Group, Inc. and Dollar Financial Corp. (Chairman of the Audit Committee).

Gregory Mays has been a consultant and private investor from February 1999 to present. Throughout his career, Mr. Mays has held numerous executive and financial positions primarily in the supermarket industry, most recently, from 1995 to 1999, as Executive Vice President of Ralphs Grocery. Prior to that, from 1992 to 1995, he was Executive Vice President of Food4Less Inc. From 1990 to 1992, Mr. Mays was Chief Executive Officer and President of Almacs Supermarkets. Mr. Mays is currently a Director and Chief Financial Officer of Simon Marketing.

Tony Schnug is the Chief Executive Officer of Americold Realty Trust. Prior to that, Mr. Schnug had been affiliated with The Yucaipa Companies for more than 12 years. Mr. Schnug served as Executive Vice President of Corporate Operations at Fred Meyer from 1997 to 1998. From 1995 to 1997, he was at Ralphs Grocery Company and oversaw post-merger integrations for both the Ralphs-Food4Less acquisition in 1995 and the Fred Meyer-Ralphs merger in 1997. He also served as Senior Vice President of Administration at Food4Less from 1990 to 1995. Prior to that, Mr. Schnug was the Managing Partner for Sage Worldwide, a wholly owned subsidiary of advertising giant, Ogilvy & Mather. Mr. Schnug is a Director of Digital On-Demand, Inc., and Americold Realty Trust. He is a former Director of Alliance Entertainment Corp.

Leslie Flegel, Source Interlink Chairman and Chief Executive Officer, said, "The composition of Source Interlink's new Board of Directors is reflective of the evolution of the Company following its merger with Alliance Entertainment to a new, industry-leading home entertainment content provider. These five distinguished individuals possess a broad range of business expertise and influence. We look forward to each of their valuable contributions as we integrate and grow the Company."



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ABOUT SOURCE INTERLINK

Source Interlink Companies is a premier direct-to-retail marketing, merchandising and fulfillment company for home entertainment content products. The Company's fully integrated platform consists of two operating divisions: 1) Distribution/Fulfillment - a leading provider of logistical and distribution services to retailers of home entertainment content products including DVDs, CDs, magazines and related merchandise; and 2) In-Store Services - assists retailers with the design, manufacture and implementation of their front-end merchandising programs and Wood Manufacturing which designs and manufactures custom wood displays and store fixtures.

Source Interlink provides its broad range of products and services to more than 100,000 stores operated by leading retailers. Vendor clients include movie studios, record labels, magazine publishers and consumer product manufacturers of confections and general merchandise. For more information on Source Interlink Companies, please visit the company's website, www.sourceinterlink.com.

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, the expected contributions of the news members of Source Interlink's Board of Directors the execution of integration plans, and any statements of belief and any statements of assumptions underlying any of the foregoing.

These forward-looking statements reflect Source Interlink's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include: (i) the challenges and costs of integration and restructuring, and the ability to achieve anticipated synergies associated with the announced plans to merge Source Interlink and Alliance Entertainment; (ii) the ability to ensure that the new members of Source Interlink's Board of Directors make meaningful contributions to Source Interlink; (iii) an evolving market, (iv) market uncertainty with respect to the merger and acceptance of the combined company's product offerings by customers and partners; (v) adverse changes in general economic or market conditions; (vi) the ability to attract and retain employees; (vii) intense competition in the marketplace and (viii) other events and other important factors disclosed previously and from time to time in Source Interlink's filings with the Securities and Exchange Commission, including Source Interlink's annual report on Form 10-K for the fiscal year ended January 31, 2004 and Source Interlink's registration statement on Form S-4/A filed with the Securities and Exchange Commission on January 18, 2005.

Source Interlink does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.


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